Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-16059, No. 33-12755, No. 33-55614, No. 33-80504, No. 333-00327 and No.
333-44180 of Sharper Image Corporation on Form S-8 of our reports dated April 12, 2004, relating to the financial statements and financial statement schedule, appearing in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2004.


/s/ Deloitte & Touche LLP
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San Francisco, California
April 15, 2004